UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the
Securities Exchange Act

Date of Report (Date of Earliest Event Reported): February 22, 2013

The X-Change Corporation
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

002-41703	90-0156146
(Commission File No.)	(IRS Employer ID Number)

12655 North Central Expressway, Suite 1000 Dallas TX 75243
(Address of principal executive offices)

(719) 418-2286
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
□   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 - Changes in Registrant’s Certifying Accountant.

On February 22, 2013 The Company engaged the firm of DKM Certified Public Accountants of Clearwater, Florida to perform its audit for the year ended December 31, 2012. The Company believes that this multi-partner firm will resolve mandated partner- rotation issues and provide an increased depth of service.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

THE X-CHANGE CORP.

By:   /S/ R.Wayne Duke
        Name:   R. Wayne Duke
        Chairman

Dated:  February 25, 2013